UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2004

Date of Report (date of Earliest Event Reported)

ACCERIS COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-17973	59-2291344
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9775 Businesspark Avenue, San Diego, CA 92131

(Address of principal executive offices and zip code)

(858) 547-5700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed from last report)

Item 4. Changes in Registrant’s Certifying Accountant

On May 15, 2004, the Audit Committee of the Board of Directors of Acceris Communications Inc. (“Acceris” or the “Company”) authorized the Audit Committee Chairman to appoint BDO Seidman, LLP (“BDO”) to serve as the Company’s independent auditors for the current fiscal year, which ends on December 31, 2004. The appointment of BDO as the Company’s independent auditors occurred on May 17, 2004, and is effective immediately. BDO will audit and report on the Company’s consolidated balance sheet as of December 31, 2004 and the consolidated statement of operations, stockholders’ equity and cash flows for the same fiscal period. BDO will also perform a review of the unaudited condensed consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q which review will include financial quarters beginning with the quarter ending June 30, 2004.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) Acceris has not engaged BDO as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) Acceris or someone on its behalf did not consult BDO with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2004	By: /s/	Gary M. Clifford

Name: Gary M. Clifford
Title: Chief Financial Officer and Vice President
of Finance